UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2015

QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265

(Address of principal executive offices, including zip code)

(309) 736-3584

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2015, the Board of Directors (the “Board”) of QCR Holdings, Inc. (the “Company”) voted to amend and restate the Company’s current bylaws (the “Amended and Restated Bylaws”). Changes contained in the Amended and Restated Bylaws include: (i) a new provision governing participation by means of remote communications at meetings of stockholders (Section 2.16 of the Amended and Restated Bylaws); (ii) a new provision permitting notice of meetings of stockholders by electronic transmission (Section 2.17 of the Amended and Restated Bylaws); (iii) an amendment permitting notices of meetings of directors by electronic transmission (Section 3.6 of the Amended and Restated Bylaws); (iv) a new provision defining the power of the Board to appoint committees (Section 3.13 of the Amended and Restated Bylaws); (v) a new provision defining the power of the Board to declare and pay dividends to stockholders (Section 9.1 of the Amended and Restated Bylaws); and (vi) a new provision regarding forum selection stating that, unless the Company consents in writing, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder actions (Section 13.1 of the Amended and Restated Bylaws). A redline copy of the Amended and Restated Bylaws marked to show changes as to the Company’s Bylaws is attached herewith as Exhibit 3.2 and is incorporated herein by reference.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Bylaws, as amended and restated, effective November 17, 2015.

3.2 Redline of Bylaws, as amended and restated, effective November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC.

Dated: November 20, 2015	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer